Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BluePhoenix 2003 Employee Share Option Plan (the “Plan”), of our report and the effectiveness of internal control over financial reporting included in the annual report of BluePhoenix Solutions Ltd. on Form 20/A- for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on November 24, 2009.

By:	/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO MEMBER FIRM

Tel Aviv, Israel
March 23, 2010